EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Keystone Consolidated Industries, Inc. on Form S-8 (File Nos. 33-30137, 33-63086 and 2-93666) of our report dated February 16, 1996, except for Note 13 as to which the date is March 13, 1996, on our audits of the consolidated financial statements and financial statement schedule of Keystone Consolidated Industries, Inc. and Subsidiaries as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993, which report is included in this Annual Report on form 10-K.





Dallas, Texas